                                                                    EXHIBIT 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)



                                                              Nine Months          Nine Months
                                                                 Ended                Ended
                                                             March 31, 1999       March 31, 1998
                                                            ----------------     ----------------
BASIC:

Weighted average number of common shares outstanding                   7,550                7,398
                                                            ================     ================

Net income allocable to common shareholders                 $          4,445     $         10,583
                                                            ================     ================

Net income per common share -- basic                        $           0.59     $           1.43
                                                            ================     ================

DILUTED:

Weighted average number of common shares outstanding                   7,550                7,398
Weighted average common stock equivalents -
  Dilutive options                                                       887                  982
  Dilutive warrants                                                       22                   25
                                                            ----------------     ----------------

Weighted average number of common shares outstanding                   8,459                8,405
                                                            ================     ================

Net income allocable to common shareholders                 $          4,445     $         10,583
                                                            ================     ================

Net income per common share -- diluted                      $           0.53     $           1.26
                                                            ================     ================

                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)


                                                             Three Months         Three Months
                                                                 Ended                Ended
                                                             March 31, 1999       March 31, 1998
                                                            ----------------     ----------------
BASIC:

Weighted average number of common shares outstanding                   7,680                7,416
                                                            ================     ================

Net income allocable to common shareholders                 $            930     $          2,107
                                                            ================     ================

Net income per common share -- basic                        $           0.12     $           0.28
                                                            ================     ================

DILUTED:

Weighted average number of common shares outstanding                   7,680                7,416
Weighted average common stock equivalents -
  Dilutive options                                                       785                  973
  Dilutive warrants                                                       53                    6
                                                            ----------------     ----------------

Weighted average number of common shares outstanding                   8,518                8,395
                                                            ================     ================

Net income allocable to common shareholders                 $            930     $          2,107
                                                            ================     ================

Net income per common share -- diluted                      $           0.11     $           0.25
                                                            ================     ================




                                   Page 2 of 2